Exhibit 99.3
JOINT FILING AGREEMENT
The undersigned hereby agree that the statement on Schedule 13D with respect to the Common Stock, $0.01 par value, of Sevcon, Inc., a Delaware Corporation, dated as of December 22, 2016 is, and any further amendments thereto signed by each of the undersigned shall be, filed on behalf of each of the undersigned pursuant to and in accordance with the provisions of Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended.
Dated:	December 22, 2016
MESON CAPITAL LP

By:	Meson Capital Partners LLC, its General Partner

By:	/s/ Ryan Morris
	Name:	Ryan Morris
	Title:	Managing Member

MESON CONSTRUCTIVE CAPITAL LP

By:	Meson Capital Partners LLC, its General Partner
By:	/s/ Ryan Morris
	Name:	Ryan Morris
	Title:	Managing Member

MESON CAPITAL PARTNERS LLC

By:	/s/ Ryan Morris
	Name:	Ryan Morris
	Title:	Managing Member

/s/ Ryan Morris
RYAN MORRIS, Individually and as attorney-in-fact for Bryan Boches